UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  February 13, 2007

Commission file number 1-8572

TRIBUNE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-1880355 (I.R.S. Employer Identification No.)

435 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60611 (Zip code)

Registrant's telephone number, including area code:  (312) 222-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
                       APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 13, 2007, the Compensation & Organization Committee of the Company’s Board of Directors (the “Committee”) established operating cash flow and income on equity investments (or “equity income”) as the financial performance criteria to be used in determining management incentive plan bonuses payable under the Incentive Compensation Plan (the “Plan”) for the 2007 fiscal year. The Plan defines “operating cash flow” as earnings before any deduction or adjustment for interest, taxes, depreciation, amortization, write-downs of intangible assets and non-operating gains and losses, subject to adjustment to account for extraordinary items.

The Committee also established 2007 operating cash flow and equity income goals for the Company’s publishing and broadcasting groups and for the Company on a consolidated basis. Management incentive plan bonuses for corporate executives, including Mr. FitzSimons, Mr. Grenesko and Mr. Lewin, will be based on the achievement of consolidated goals, while management incentive plan bonuses for publishing and broadcasting executives, including Mr. Smith and Mr. Reardon, will be based on achievement of the goals for their respective group. The Committee may also consider each executive’s achievement of pre-determined individual performance goals established by the Committee in determining the amount of their respective management incentive plan bonus.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE COMPANY (Registrant)
Date: February 16, 2007	/s/ Mark W. Hianik Mark W. Hianik Vice President/Assistant General Counsel